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                                                                 EXHIBIT 23.2(A)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and
Stockholders of Prime Hospitality Corp.

     As independent public accountants, we hereby consent to the use of our reports covering the Company's consolidated financial statements for the years ended December 31, 1994 and 1993 and the five months ended December 31, 1992 and to all references to our firm included in or made a part of this Registration Statement.

                                                             ARTHUR ANDERSEN LLP
Roseland, New Jersey

March 24, 1995